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Exhibit 99.(a)(1)(D)

NOTICE OF OFFER TO PURCHASE FOR CASH
All Outstanding Shares of Common Stock
of
TELLABS, INC.,
a Delaware corporation,
at
$2.45 Net Per Share in Cash
Pursuant to the Offer to Purchase dated November 1, 2013
by
BLACKHAWK MERGER SUB INC.,
a wholly owned subsidiary of
BLACKHAWK HOLDING VEHICLE LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON DECEMBER 2, 2013, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED OR EARLIER TERMINATED, THE "EXPIRATION TIME").

November 1, 2013

To Our Clients:

        Enclosed for your consideration are the Offer to Purchase dated November 1, 2013 (the "Offer to Purchase") and the related Letter of Transmittal (the "Letter of Transmittal" and, together with the Offer to Purchase and other related materials, each as it may be amended or supplemented from time to time, the "Offer") relating to the Offer by Blackhawk Merger Sub Inc., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Blackhawk Holding Vehicle LLC, a Delaware limited liability company ("Parent"), to purchase all of the outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Tellabs, Inc., a Delaware corporation (the "Company"), as of the Expiration Time, at a price of $2.45 per Share, net to the seller in cash, without interest thereon and less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer. Parent and Purchaser are affiliates of Marlin Equity III, L.P., Marlin Equity IV, L.P. and Marlin Management Company, LLC (d/b/a Marlin Equity Partners).

        We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

        We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

        Please note carefully the following:

1.
The offer price for the Offer is $2.45 per Share, net to the seller in cash, without interest thereon and less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.

2.
The Offer is being made for all of the outstanding Shares.

3.
The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of October 18, 2013, by and among Purchaser, Parent and the Company (as it may be amended from time to time, the "Merger Agreement"), pursuant to which, after the completion of the Offer and the satisfaction or waiver of the conditions set forth therein, Purchaser will be merged with and into the Company (the "Merger"), with the Company continuing after the Merger as the surviving corporation and a wholly owned subsidiary of Parent.

4.
After careful consideration, the Company's board of directors has unanimously (i) adopted and declared advisable the Merger Agreement and the Merger and the consummation by the Company of the transactions contemplated thereby, including the Offer and the Merger, each on the terms and subject to the conditions set forth in the Merger Agreement; (ii) authorized and approved the execution, delivery and performance of the Merger Agreement and the consummation by the Company of the transactions contemplated thereby, including the Offer and the Merger; (iii) determined that, on the terms and subject to the conditions set forth in the Merger Agreement, the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are in the best interests of the Company and its stockholders; and (iv) recommended that, subject to the terms and conditions of the Merger Agreement, the stockholders of the Company accept the Offer and tender their Shares pursuant to the Offer.

5.
The Offer and withdrawal rights will expire at 11:59 p.m., New York City time, on December 2, 2013, unless the Offer is extended by Purchaser or earlier terminated. Except as otherwise described in Section 4 of the Offer to Purchase, previously tendered Shares may be withdrawn at any time until the Expiration Time. Under the terms of the Merger Agreement, and subject to applicable securities laws, rules and regulations:

•
if, at the initial Expiration Time or any later then-scheduled Expiration Time, any condition to the Offer (other than the Minimum Tender Condition) has not been satisfied or waived, Purchaser must extend the Offer, on one or more occasions, in consecutive increments of up to five business days (or such longer period as the parties may agree) until such time as each such condition has been satisfied or waived; and

•
if, at the initial Expiration Time or any later then-scheduled Expiration Time, all conditions to the Offer (other than the Minimum Tender Condition) have been satisfied or waived and the Minimum Tender Condition has not been satisfied, Purchaser may, and if requested by the Company must, extend the Offer in increments of five business days; provided, however, that the maximum number of days that the Offer may be extended pursuant to this sentence is 20 business days unless requested or approved by the Company;

        provided, however, that Purchaser shall not be required to extend the Offer beyond December 20, 2013.

6.
The Offer is subject to certain conditions described in Section 15 of the Offer to Purchase.

7.
Tendering stockholders who are record owners of their Shares and who tender directly to Computershare Trust Company, N.A. will not be obligated to pay brokerage fees, commissions or similar expenses or, except as otherwise provided in the Offer to Purchase or the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

        If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize us to tender your Shares, all Shares held by us or our nominees for your account will be tendered unless otherwise specified on the Instruction Form.

        Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Time.

        The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

INSTRUCTION FORM
With Respect to the Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
TELLABS, INC.,
a Delaware corporation,
at
$2.45 Net Per Share in Cash
Pursuant to the Offer to Purchase dated November 1, 2013
by
BLACKHAWK MERGER SUB INC.,
a wholly owned subsidiary of
BLACKHAWK HOLDING VEHICLE LLC

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated November 1, 2013 (the "Offer to Purchase") and the related Letter of Transmittal (together with the Offer to Purchase and other related materials, each as it may be amended or supplemented from time to time, the "Offer") relating to the Offer by Blackhawk Merger Sub Inc., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Blackhawk Holding Vehicle LLC, a Delaware limited liability company ("Parent"), to purchase all of the outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Tellabs, Inc., a Delaware corporation, at a price of $2.45 per Share, net to the seller in cash, without interest thereon and less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer. Parent and Purchaser are affiliates of Marlin Equity III, L.P., Marlin Equity IV, L.P. and Marlin Management Company, LLC (d/b/a Marlin Equity Partners).

        The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate evidencing Shares submitted on my behalf will be determined by Purchaser, subject to the final and non-appealable determination of a court of competent jurisdiction.

*            *            *

ACCOUNT NUMBER:
NUMBER OF SHARES BEING
TENDERED HEREBY:	SHARES*

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

*
Unless otherwise indicated, it will be assumed that all Shares held by us or our nominees for your account are to be tendered.

Dated:	, 2013

(Signature(s))
(Please Print Name(s))

Address:

Area Code and Telephone No.
Taxpayer Identification or
Social Security No.

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  Exhibit 99.(a)(1)(D)